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                                                                     Exhibit 5.1

[KAYE SCHOLER LLP Letterhead]                      425 Park Avenue
                                                   New York, New York 10022-3598
                                                   212 836-8000
                                                   Fax 212 836-8689
                                                   www.kayescholer.com


                                  May 25, 2005


MAAX Holdings, Inc.
9224 73rd Avenue North
Brooklyn Park, Minnesota 55428


Ladies and Gentlemen:

      We are acting as special counsel to MAAX Holdings, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to $170,689,000 million aggregate principal amount at maturity of the Company's 11.25% Senior Discount Notes due 2012 (the "Exchange Notes") to be offered in exchange for its outstanding 11.25% Senior Discount Notes due 2012 (the "Original Notes") that were issued pursuant to the Indenture, dated as of December 10, 2004 (the "Indenture"), between the Company and U.S. Bank Trust National Association, as trustee (the "Trustee"). This opinion is being delivered to you for filing as an exhibit to the Registration Statement on Form S-4 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof.

      In connection herewith, we have examined the (i) Registration Statement,
(ii) Indenture, (iii) Original Notes, (iv) Exchange Notes and (v) such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

      On the basis of the foregoing and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

      1. When (A) the Registration Statement has been declared effective, (B) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (C) the Exchange Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and duly issued and delivered against exchange of the Original Notes as described in the Registration Statement, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

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KAYE SCHOLER LLP

MAAX Holdings, Inc.

                                        2                          May 25, 2005

      2. Assuming that the Indenture has been duly authorized, executed and delivered by the Trustee, the Indenture constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

      The foregoing opinions are limited to the laws of the State of New York and we do not express any opinion on the law of any other jurisdiction other than the laws of the State of New York.

      We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included therein. Our opinion is rendered solely for your information in connection with the foregoing, and may not be relied upon by any other person or for any other purpose without our prior written consent. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required by the Securities Act or the rules and regulations of the Commission.



                                     Very truly yours,

                                     /s/ Kaye Scholer LLP


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